UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 29, 2024

SEMILEDS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34992	20-2735523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.	350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +886-37-586788

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0000056	LEDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

In a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2024, SemiLEDs Corporation (the “Company”) announced, among other things, on August 29, 2024, the Company amended its Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized share of common stock from 7,500,000 to 15,000,000, and to include an officer exculpation provision. This Current Report on Form 8-K/A is being filed to revise the aforementioned effective date to October 11, 2024.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 11, 2024, SemiLEDs Corporation (the “Company”) amended its Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized share of common stock from 7,500,000 to 15,000,000, and to include an officer exculpation provision. The amendment was approved by the Company’s board of directors on July 3, 2024 and by the Company’s shareholders on August 29, 2024.

The description of the amendment set forth above is qualified by reference to the full text of the Company’s Certificate of Amendment to the Amended and Restated Certificate of Incorporation, a copy of which is being filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 29, 2024, the SemiLEDs Corporation (the "Company") held its 2024 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, holders of the Company’s common stock voted on seven proposals: (1) election of five directors to hold office until the 2025 Annual Meeting of Stockholders; (2) ratification of the appointment of KCCW Accountancy Corp. as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2024; (3) advisory vote on compensation of the Company’s named executive officers; (4) advisory vote on the frequency of holding future advisory votes on executive compensation; (5) approve the amendment of the restated certificate of incorporation to increase the number of authorized shares of common stock from 7,500,000 to 15,000,000; (6) approval of the issuance of shares of the Company's common stock to repay a Loan Agreement with Mr. Trung Doan; and (7) approve the amendment of the restated certificate of incorporation to include an officer exculpation provision.

The final votes cast on the seven proposals were as follows:

Proposal 1:

The following individuals were elected to serve as directors of the Company for a one-year term ending with the 2025 Annual Meeting of Stockholders by the votes set forth in the following table:

	Votes For	Votes Withheld	Broker Non-Votes
Trung T. Doan	3,845,088	22,921	973,532
Walter Michael Gough	3,845,251	22,758	973,532
Dr. Edward Hsieh	3,844,183	23,826	973,532
Scott R. Simplot	3,807,595	60,414	973,532
Dr. Chris Chang Yu	3,844,336	23,673	973,532

Proposal 2:

The appointment of KCCW Accountancy Corp. as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2024 was ratified by the votes set forth in the following table:

Votes For	Votes Against	Abstain	Broker Non-Votes (1)
4,687,767	146,093	7,681	0

(1)
This proposal constituted a routine matter. Therefore, brokers were permitted to vote on this proposal without receipt of instructions from beneficial owners.

Proposal 3:

The stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, by the votes set forth in the following table:

Votes For	Votes Against	Abstain	Broker Non-Votes
3,818,701	45,986	3,322	973,532

Proposal 4:

The stockholders approved, on an advisory (non-binding) basis, the frequency of holding future advisory votes on executive compensation every three years, by the votes set forth in the following table:

Votes For One year	Votes For Two years	Votes For Three years	Abstain	Broker Non-Votes
73,800	1,979	3,779,661	12,569	973,532

Accordingly, the Company will hold an advisory vote for every three years.

Proposal 5:

The stockholders approved the amendment of the restated certificate of incorporation to increase the number of authorized shares of common stock from 7,500,000 to 15,000,000, by the votes set forth in the following table:

Votes For	Votes Against	Abstain	Broker Non-Votes
4,517,094	318,001	6,446	0

Proposal 6:

The stockholders approved the issuance of shares of the Company's common stock to repay a Loan Agreement with Mr. Trung Doan, by the votes set forth in the following table:

Votes For	Votes Against	Abstain	Broker Non-Votes
3,822,773	30,015	15,221	973,532

Proposal 7:

The stockholders approved the amendment of the restated certificate of incorporation to include an officer exculpation provision, by the votes set forth in the following table:

Votes For	Votes Against	Abstain	Broker Non-Votes
3,791,174	74,579	2,256	973,532

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of SemiLEDs Corporation dated August 29, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 29, 2024

SemiLEDs Corporation

	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Chief Financial Officer